PRELIMINARY COPY

[PROXY TABULATOR]                IMPORTANT:  ELECTRONIC VOTING OPTIONS AVAILABLE
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***CONTROL NUMBER: 999 999 999 999 99 ***

           VOTE BY TELEPHONE                    VOTE ON THE INTERNET
 1.   Read the Proxy Statement and      1. Read the Proxy Statement and have
      have this card on hand               this card on hand
 2.   Call toll-free 1-888-221-0697     2. Go to www.proxyweb.com/MoneyFunds
 3.   Enter the control number shown    3. Enter the control number shown to
      to the left and follow the           the left and follow the simple
      simple instructions                  instructions
 4.   Keep this card for your records   4. Keep this card for your records

FUND NAME PRINTS HERE           Special Meeting of Shareholders - March 28, 2002

I hereby appoint John Millette, Maureen E. Kane, Caroline Pearson and Kathryn L. Quirk, each with the full power of substitution, as my proxies to vote all shares of the above-referenced fund (the "Fund") that I am entitled to vote, as shown on the reverse side, at the Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held on March 28, 2002 at 4:00 p.m., Eastern time, at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, and at any adjournments or postponements thereof. I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement relating to the Special Meeting.
This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Fund's Secretary or by voting in person at the Special Meeting.

                                              IF NOT VOTING ELECTRONICALLY,
                                          PLEASE SIGN, DATE AND RETURN PROMPTLY
                                                IN THE ENCLOSED ENVELOPE.
                                                   NO POSTAGE REQUIRED.


                                         Dated ___________________________, 2002



                                        ----------------------------------------
                                             Signature(s) of Shareholder(s)

                                        Please  sign  exactly  as  your  name or
                                        names   appear.   When   signing  as  an
                                        attorney,    executor,    administrator,
                                        trustee or, guardian, please give your full title as such.


                              Please fill in boxes as shown using black or blue Ink or number 2 pencil. [X]
                              PLEASE DO NOT USE FINE POINT PENS.


                             YOUR VOTE IS IMPORTANT!

     TO VOTE BY TOUCH-TONE PHONE OR INTERNET, SEE INSTRUCTIONS ON REVERSE SIDE.

This proxy, if properly executed, will be voted in the manner directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

This proxy is solicited on behalf of the Board of Directors of the Fund. The Board of Directors unanimously recommends a vote FOR the proposals.


PROPOSAL 1                                                                          FOR        AGAINST           ABSTAIN
----------
To approve a new investment management agreement for the Fund with Zurich           [ ]         [ ]                [ ]
Scudder Investments, Inc.

PROPOSAL 2                                                                          FOR        AGAINST           ABSTAIN
----------
To liquidate the Fund and dissolve Scudder International Research Fund, Inc.         [ ]         [ ]                [ ]
(the "Company") as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Company.


The proxy is authorized to vote in its discretion on any other business that may properly come before the meeting and any adjournments or postponements thereof.



         PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE